Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(697,207)
Unrealized Gain (Loss) on Market Value of Futures	(267,968)
Dividend Income	67
Interest Income	72
Total Income (Loss)	$(965,036)

Expenses
Professional Fees	$7,037
General Partner Management Fees	2,670
SEC & FINRA Registration Expense	620
Brokerage Commissions	476
NYMEX License Fee	67
Non-interested Directors' Fees and Expenses	38
Prepaid Insurance Expense	27
Total Expenses	10,935
Expense Waiver	(7,596)
Net Expenses	$3,339
Net Income (Loss)	$(968,375)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$5,809,550
Net Income (Loss)	(968,375)

Net Asset Value End of Month	$4,841,175
Net Asset Value Per Share (250,000 Shares)	$19.36

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612